Exhibit 99.1

(1)   The shares of common stock of Emeritus Corporation (the “Issuer”) reported as sold herein were owned of record by Apollo Real Estate Investment Fund III, L.P. (“AREIF III”).  The amount of shares reported as beneficially owned after each sale includes common stock owned of record by AREIF III and AP Summerville, LLC (“APS”).  The price in Column 4 is a weighted average sale price. The prices actually received (a) on March 11, 2011 ranged from $24.69 to $25.29, and (b) on March 14, 2011 ranged from $24.36 to $25.06.  The Reporting Persons will provide to the Issuer, any security holder of the Issuer, or the SEC staff, upon request, information regarding the number of shares sold at each price within the range.

Kronus Property III, Inc. (“Kronus III”) serves as the manager of APS.  Apollo Real Estate Management III, L.P. (“AREM III LP”) is the manager of AREIF III.  Apollo Real Estate Management III, Inc. (“AREM III Inc.”) is the general partner of AREM III LP.  Apollo Real Estate Advisors III, L.P. (“AREA III”) is the general partner of AREIF III.  Apollo Real Estate Capital Advisors III, Inc. (“ARECA III”, and together with APS, AREIF III, Kronus III, AREM III LP, AREM III Inc., AREA III, ARECA III, the “Apollo III Funds”) is the general partner of AREA III.  The Apollo III Funds, the executive officers and directors and principals, as the case may be, of AREM III Inc. and ARECA III, and the executive officers and directors and principals, as the case may be, of Kronus III, disclaim beneficial ownership of all shares of the Issuer reported herein in excess of their pecuniary interests, if any, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The amount reported as beneficially owned after the reported transactions does not include the 3,054,504 aggregate shares of common stock of the Issuer that are owned of record by AP Summerville II, LLC (“APS II”) and Apollo Real Estate Investment Fund IV, L.P. (“AREIF IV”).  Kronus Property IV, Inc. (“Kronus IV”) serves as the manager of APS II.  AREA Property Partners Administration LP, formerly known as Apollo Real Estate Management IV, L.P. (“Administration IV LP”), is the manager of AREIF IV.  Apollo Real Estate Management IV, Inc. (“AREM IV Inc.”) is the general partner of Administration IV LP.  Apollo Real Estate Advisors IV, L.P. (“AREA IV”) is the general partner of AREIF IV.  Apollo Real Estate Capital Advisors IV, Inc. (“ARECA IV” , and together with APS II, AREIF IV, Kronus IV, Administration IV LP, AREM IV Inc., AREA IV, ARECA IV, the “Apollo IV Funds”) is the general partner of AREA IV.  The Apollo IV Funds, the executive officers and directors and principals, as the case may be, of AREM IV Inc. and ARECA IV, and the executive officers and directors and principals, as the case may be, of Kronus IV, disclaim beneficial ownership of all shares of the Issuer reported herein in excess of their pecuniary interests, if any, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.